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                             [_______________], 2002




The Depository Trust Company
55 Water Street
New York, New York  10041

Attention:  General Counsel's Office

    Re:  Alliance National Municipal Income Fund, Inc. -
         National Municipal Income Preferred Shares

Ladies and Gentlemen:

         The purpose of this letter is to set forth certain matters relating to the issuance and sale by Alliance National Municipal Income Fund, Inc. (the "Fund") of 1,950 shares of its preferred stock, par value $.001 per share, liquidation preference $25,000 per share, designated National Municipal Income Preferred Shares, Series M ("Preferred Shares Series M"), 1,950 shares of its preferred stock, par value $.001 per share, liquidation preference $25,000 per share, designated National Municipal Income Preferred Shares, Series T ("Preferred Shares Series T"), 1,950 shares of its preferred stock, par value $.001 per share, liquidation preference $25,000 per share, designated National Municipal Income Preferred Shares, Series W ("Preferred Shares Series W"), 1,950 shares of its preferred stock, par value $.001 per share, liquidation preference $25,000 per share, designated National Municipal Income Preferred Shares, Series TH ("Preferred Shares Series TH") (collectively, the Preferred Shares Series M, Preferred Shares Series T, Preferred Shares Series W and Preferred Shares Series TH are referred to herein as the "Preferred Shares"), pursuant to the Fund's Articles Supplementary establishing the four series of and setting forth the rights and preferences of the Preferred Shares (the "Articles Supplementary"). Pursuant to the Auction Agency Agreement, dated as of [_____________], 2002 (the "Auction Agency Agreement"), between the Fund and The Bank of New York, The Bank of New York will act as the auction agent, transfer agent, registrar and dividend and redemption price disbursing agent and agent for certain notifications for the Fund in connection with the shares of each series of Preferred Shares (hereinafter referred to, when acting in any such capacity, as the "Auction Agent").




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         Pursuant to an Underwriting Agreement, dated
[_________], 2002 (the "Underwriting Agreement"), among the Fund, Alliance Capital Management L.P. (the "Adviser"), Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC (the "Underwriters"), the Underwriters have agreed to purchase from the Fund, and the Fund has agreed to issue and sell to the Underwriters, the shares of each of Preferred Shares Series M, Preferred Shares Series T, Preferred Shares Series W and Preferred Shares Series TH.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Fund has filed with the Securities and Exchange Commission a Registration Statement on Form N-2 and a prospectus and statement of additional information contained therein (the "Registration Statement") concerning the issuance of the Preferred Shares, which includes, among other things, a description of the role of The Depository Trust Company ("DTC") with respect to the Preferred Shares. Attached hereto is a copy of the Registration Statement.

         Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Articles
Supplementary, a copy of which is attached hereto, unless the context otherwise requires.

         To induce DTC to accept the Preferred Shares as eligible for deposit at DTC and to act in accordance with its rules with respect to the Preferred Shares, the Fund and the Auction Agent agree with DTC as follows:

         1. The Fund shall cause the Underwriters to deliver at the closing with respect to the Underwriting Agreement, which is scheduled for [________], 2002, for deposit with DTC one share certificate with respect to each series of Preferred Shares (each a "Preferred Shares Certificate"), which certificate will represent the total number of shares of each respective series of Preferred Shares issued and registered in the name of DTC's nominee, Cede & Co. ("Cede"), and each such Preferred Shares Certificate shall remain in DTC's custody as provided herein.

         2. The Articles Supplementary provide for the solicitation of consents from and voting by Holders of the shares of each series of Preferred Shares under certain circumstances. The Fund shall establish a record date for such purposes and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.

         3. If fewer than all of the shares of any series of Preferred Shares are to be redeemed pursuant to Part I,
Section 11 of the Articles Supplementary, the number of shares of such series of Preferred Shares to be redeemed shall be


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determined by the Board of Directors of the Fund and the Fund
shall notify the Auction Agent and DTC by 1:00 p.m., New York City time, at least 30 days prior to the earliest date on which such redemption shall occur except that, in the case of a mandatory redemption, if the Fund shall have received the relief from the Securities and Exchange Commission described in the Registration Statement with respect to mandatory redemptions, such notification shall occur no later than 1:00 p.m., New York City time, on the second Business Day preceding the redemption date established by the Board of Directors and specified in such notice. By the close of business on the day on which the Auction Agent receives a Notice of Redemption from the Fund, the Auction Agent will give telephonic notice to DTC, and the Auction Agent shall give DTC a hand delivered copy of such notice which will be marked "TIME CRITICAL" and shall include a copy addressed to Vice President, Reorganization Department (which call notice shall include the aggregate number of shares of such series of Preferred Shares to be redeemed). Unless certificates representing the shares of such series of Preferred Shares are held by Holders other than DTC or its nominee, DTC, upon receipt of a Notice of Redemption from the Auction Agent, will determine by lot the number of shares of such series of Preferred Shares to be redeemed from the account of each DTC Participant ("Participant"). DTC shall use its best efforts to complete such lottery and notify the Auction Agent of the results of such lottery by 10:00 a.m., New York City time, on the Business Day following the date on which DTC receives the call notice from the Auction Agent. DTC shall notify the Auction Agent by such time of each Participant that has credited to its DTC account shares of such series of Preferred Shares that are selected for redemption by DTC and shall, using its best efforts, provide the Auction Agent with the names of the persons or departments at each such Participant to be contacted regarding such redemption. The Auction Agent will in turn determine by lot the number of shares of such series of Preferred Shares to be redeemed from the accounts of the Existing Holders of shares of such series of Preferred Shares whose Participants have been selected in sufficient time to enable the Auction Agent to notify the Broker-Dealer and such Existing Holders as provided in the Auction Agency Agreement.

         4. The Articles Supplementary provide that the dividend rate for the shares of each series of Preferred Shares may vary from time to time based upon the results of the implementation of the Auction Procedures set forth in Part II of the Articles Supplementary. The Auction Agent shall telecopy notice to Manager, Announcements, Dividends Department, The Depository Trust Company, at (212) 709-1723, of the Applicable Rate and the Dividend Payment Date with respect to the shares of each series of Preferred Shares (the "Dividend Rate Notices") no later than the day following each Auction after implementation of


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such procedures and shall verify receipt by DTC of such notice by contacting the Supervisor, Announcements, Dividends Department, The Depository Trust Company, at (212) 709-1270. The Auction Agent shall make available, by telecopy, facsimile or other similar means, to Interactive Data Services, Inc., or any other announcement service to which DTC may subscribe, the Applicable Rate and the Dividend Payment Date on each Auction Date after implementation of such procedures.

         5. All notices and payment advices sent to DTC shall contain the CUSIP number set forth in the respective Preferred
Shares Certificate.

         6. Except as may be otherwise set forth herein, notices to DTC by facsimile transmission shall be sent to (212)
709-1093 or (212) 709-1094. Notices to DTC by any other means shall be sent to:

              Manager, Reorganization Department
              Reorganization Window
              The Depository Trust Company
              7 Hanover Square, 23rd Floor
              New York, New York  10004

         7. Dividend payments shall be received by Cede, as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between the Fund or the Auction Agent and DTC). Such payments shall be made payable to the order of "Cede & Co." Absent any other existing arrangements such payments shall be addressed as follows:

              Manager, Cash Receipts, Dividends
              The Depository Trust Company
              7 Hanover Square, 24th Floor
              New York, New York  10004

         8. Redemption payments shall be made in same-day funds by the Auction Agent in the manner set forth in the SDFS Paying
Agent Operating Procedures (a copy of which previously has been furnished to the Auction Agent).

         9. DTC may direct the Auction Agent to use any other telephone number for facsimile transmission, address or department of DTC as the number, address or department to which payments of dividends, redemption proceeds or notices may be sent.

         10. In the event of a partial redemption necessitating a reduction in the number of outstanding shares of any series of Preferred Shares, DTC, in its discretion, (a) may request the


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Fund to direct the Auction Agent to issue and authenticate a new
Preferred Shares Certificate with respect to the shares of the respective series of Preferred Shares in exchange for surrender of the old Preferred Shares Certificate with respect to such series or (b) shall make an appropriate notation on the Preferred Shares Certificate with respect to such series indicating the date and amounts of such reduction in the outstanding shares of such series of Preferred Shares, except in the case of a final redemption of shares of such series of Preferred Shares, in which case the Preferred Shares Certificate with respect to such series must be surrendered to the Auction Agent prior to payment.

         11. In the event that beneficial owners of shares of any series of Preferred Shares shall be able to obtain certified shares, the Auction Agent may notify DTC of the availability of certificates representing the ownership of shares of such series of Preferred Shares. In such event, the Auction Agent will issue, transfer and exchange Preferred Shares Certificates with respect to such series as required by DTC and others in appropriate amounts.

         12. Whenever DTC requests the Fund and the Auction Agent to do so, the Auction Agent and the Fund will cooperate with DTC in taking appropriate action to make available one or more separate certificates evidencing shares of any series of Preferred Shares to any Participant having shares of such series of Preferred Shares credited to its DTC account.

         13. DTC may determine to discontinue providing its services as securities depository with respect to shares of any series of Preferred Shares at any time by giving 90 days written notice to the Fund and the Auction Agent (at which time DTC will confirm with the Auction Agent the aggregate amount of outstanding shares of such series of Preferred Shares). Under such circumstances, at DTC's request the Fund or the Auction Agent will cooperate with DTC in taking appropriate action to make available one or more separate certificates evidencing shares of such series of Preferred Shares to any Participant having shares of such series of Preferred Shares credited to its DTC account.

         14. The Fund hereby authorizes DTC to provide to the Auction Agent position listings of its Participants with respect to shares of any series of Preferred Shares from time to time at the request of the Auction Agent and upon DTC's receipt of its customary fee, and also authorizes DTC in the event of a partial redemption of shares of any series of Preferred Shares to provide the Auction Agent, upon request, with the names of those Participants whose position in such Preferred Shares has been selected for redemption by DTC. DTC agrees to use its best efforts to notify the Auction Agent of those Participants whose


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position in shares of such series of Preferred Shares has been selected for redemption by DTC and to provide the Auction Agent with the names of the person or department at such Participants to contact regarding such redemption. The Fund authorizes the Auction Agent to provide DTC with such signatures, examples of signatures and authorizations to act as may be deemed necessary to DTC to permit DTC to discharge its obligations to its Participants and appropriate regulatory authorities.

         This authorization, unless revoked by the Fund, shall continue with respect to shares of each series of Preferred Shares while shares of each such series of Preferred Shares are on deposit at DTC, until and unless the Auction Agent shall no longer be acting. In such event, the Fund shall provide DTC with similar evidence of authorization of any successor thereto to so act. Such requests for securities positions shall be addressed as follows:

              Supervisory; Proxy
              Reorganization Department
              The Depository Trust Company
              7 Hanover Square; 23rd Floor
              New York, NY  10004-2695
              Phone (212) 789-6870
              Fax (212) 709-6896

         15. (a) The Registration Statement indicates that the Fund may at any time designate a Special Rate Period with respect to any series of Preferred Shares prior to the commencement of such Special Rate Period. In the event of such designation, the Fund will notify DTC in writing at least seven days prior to the Auction Date relating to such Special Rate Period of all details concerning the Special Rate Period. If the new dividend for a Special Rate Period is to be payable on more than one Dividend Payment Date, such notice shall state all such Dividend Payment Dates and payment factors associated with such Rate Period. The Auction Agent shall also notify DTC of each upcoming Dividend Payment Date on the business day after the preceding Dividend Payment Date.

              (b) The Fund will notify DTC, at least 10 business days prior to the payment date for a Gross-up Payment (as defined in the Registration Statement) in respect of shares of any series of Preferred Shares, of (i) the record date for Holders of shares of such series of Preferred Shares entitled to receive Gross-up Payments, (ii) the amount of Gross-up Payments payable on a per share basis to such Holders and (ii) the CUSIP number set forth on the share certificate representing shares of such series of Preferred Shares.




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         If you are in agreement with the terms of this Letter
Agreement, please execute the Letter Agreement in the space provided below.

                             Very truly yours,

                             ALLIANCE NATIONAL MUNICIPAL INCOME
                              FUND, INC.

                             By: _____________________________
                             Name:
                             Title:


                             [______________________]
                             as Auction Agent

                             By: _____________________________
                             Name:
                             Title:


Accepted as of the date
first written above

THE DEPOSITORY TRUST COMPANY

By:  _______________________
Name:
Title:

(enclosures)

cc:   Salomon Smith Barney Inc.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
      UBS Warburg LLC

















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